COMMISSION FILE NO. 333-61994
                                                FILED PURSUANT TO RULE 424(B)(3)




                                 969,459 SHARES

                          BOSTON SCIENTIFIC CORPORATION

                                  COMMON STOCK




     This prospectus relates to the offer and sale, from time to time, of an aggregate of 969,459 shares of common stock of Boston Scientific Corporation, a Delaware corporation, by certain of our stockholders. All of the selling stockholders received the shares being offered hereby through our acquisition of Quanam Medical Corporation.

     The selling stockholders may sell all or any portion of their shares of common stock through one or more public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.

     Our common stock is listed on the New York Stock Exchange under the symbol "BSX". On June 21, 2001, the last reported sale price of our common stock on the New York Stock Exchange was $18.05 per share.

     We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire Prospectus and any amendments or supplements carefully before you make your investment decision.



                         ------------------------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                         ------------------------------



                  The date of this prospectus is June 22, 2001.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information...........................................2
Incorporation Of Certain Documents By Reference...............................2
Forward-Looking Statements....................................................4
The Company...................................................................6
Use of Proceeds...............................................................6
Selling Stockholders..........................................................7
Plan of Distribution.........................................................14
Legal Matters................................................................15
Experts......................................................................15


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at:

     o the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, DC 20549; and

     o the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     You can also obtain copies of any documents we file at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act covering the shares of common stock offered hereby. As permitted by the SEC, this prospectus, which constitutes a part of the Registration Statement, does not contain all the information included in the Registration Statement. Such additional information may be obtained from the locations described above. Statements contained in this prospectus as to the contents of any document are not necessarily complete. You should refer to the document for all the details.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001;

     o    our definitive Proxy Statement filed on April 6, 2001;

     o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001;

     o    our Current Report on Form 8-K filed on February 22, 2001;

     o    our Current Report on Form 8-K filed on May 1, 2001; and

     o the description of our capital stock as set forth in our Registration Statement no. 333-64887 filed on April 7, 1999.


     You may request a copy of these filings, without exhibits, at no cost, by writing or telephoning Investor Relations at the following address:

     Boston Scientific Corporation
     One Boston Scientific Place
     Natick, Massachusetts 01760-1537
     Attention:  Investor Relations
     (508) 650-8555

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                         ------------------------------


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS (INCLUDING THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS WILL OFFER TO SELL, AND SEEK OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, "BOSTON SCIENTIFIC," "WE," "US" AND "OUR" REFERS TO BOSTON SCIENTIFIC CORPORATION (UNLESS THE CONTEXT OTHERWISE REQUIRES).

                           FORWARD-LOOKING STATEMENTS

     This prospectus (including the documents incorporated by reference in this prospectus) contains forward-looking statements regarding our plans, expectations, estimates and beliefs. We are relying on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for the express purpose of availing ourselves of the protections of the safe harbor with respect to all forward-looking statements. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are typically identified by words such as "believes," "anticipates," "expects," "intends," "forecast," "project," "plans," "will," "may" and similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements discussed in this prospectus (including the documents incorporated by reference in this prospectus) include, but are not limited to, statements with respect to, and the Company's performance may be affected by:

o our ability to timely implement our global operations plan within our cost estimates, to retain and attract employees as we implement our plant optimization initiative and to achieve estimated operating savings;

o our ability to achieve manufacturing cost declines, gross margin benefits and inventory reductions from our manufacturing process and supply chain programs;

o our ability to realize benefits from the Embolic Protection Incorporated, Catheter Innovations Incorporated, Quanam Medical Corporation and Interventional Technologies, Inc. acquisitions, including purchased research and development;

o our ability to manage accounts receivable, manufacturing costs and inventory levels and mix, and to react effectively to the changing managed care environment, reimbursement levels and worldwide economic conditions;

o the potential impacts of continued consolidation among health care providers, trends toward managed care, disease state management and economically motivated buyers, health care cost containment, the financial viability of health care providers, more stringent regulatory requirements and more vigorous enforcement activities;

o management's ability to position us to take advantage of opportunities that exist in the markets we serve;

o    our ability to retain our established sales force;

o our continued commitment to refine existing products and procedures and to develop new technologies that can reduce risk, trauma, cost, procedure time, and the need for aftercare;

o our ability to increase our investment in research and development and to develop, trial and launch products on a timely basis, including products resulting from purchased research and development;

o    risks associated with international operations;

o the potential effect of foreign currency fluctuations on revenues, expenses and resulting margins and the trend toward increasing sales and expenses denominated in foreign currencies;

o our ability to maintain our effective tax rate for 2001 and to substantially recover our net deferred tax assets;

o our ability to meet our projected cash needs and obtain additional financing, if necessary;

o our ability to manage our relationship with Medinol during the pendency of the litigation with Medinol and the outcome of the litigation;

o unforeseen delays, stoppages or interruptions in the supply and/or mix of NIR(R) coronary stent inventory, difficulties in managing inventory relating to new product introductions and our cost to purchase the NIR(R) coronary stent;

o NIR(R) coronary stent sales as a percentage of worldwide sales and the mix of coronary stent platforms;

o volatility in the coronary stent market, competitive offerings, delays in development of new stent platforms and the timing of submission for and receipt of regulatory approvals to market new coronary and peripheral stent platforms;

o our ability to remain competitive in the coronary stent and balloon markets;

o the development of competing or technologically advanced products by our competitors;

o our ability to develop a sound integration plan, effectively integrate newly acquired businesses and realize their strategic and financial objectives;

o the effect of litigation and compliance activities on our legal provision and cash flow;

o the impact of stockholder class action, patent, product liability, Federal Trade Commission, Medinol and other litigation, as well as the outcome of the U.S. Department of Justice investigation and the adequacy of our product liability insurance;

o the potential impact resulting from the euro conversion, including adaptation of information technology systems, competitive implications related to pricing, and foreign currency considerations; and

o the timing, size and nature of strategic initiatives and research and development platforms available to us.

     Several important factors, in addition to the specific factors discussed in connection with such forward-looking statements individually, could affect our future results and growth rates and could cause those results and rates to differ materially from those expressed in the forward-looking statements contained herein. Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, third-party intellectual property, financial market conditions and our future business decisions and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, we wish to caution each reader of this prospectus to consider carefully these factors as well as the specific factors discussed with each forward-looking statement in this prospectus and as disclosed in our filings with the SEC as such factors, in some cases, have affected, and in the future (together with other factors) could affect, our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein.

                                   THE COMPANY

     Boston Scientific is a worldwide developer, manufacturer and marketer of less invasive medical devices. Our products are used in a broad range of interventional medical specialties, including:

     o    interventional cardiology;
     o    electrophysiology;
     o    gastroenterology;
     o    neuro-endovascular therapy;
     o    pulmonary medicine;
     o    interventional radiology;
     o    oncology;
     o    urology; and
     o    vascular surgery.

     Our products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. These products provide effective alternatives to traditional surgery by reducing risk, trauma, cost, procedure time and the need for aftercare.

     We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Our telephone number is (508) 650-8000. Our address on the World Wide Web is http://www.bsci.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.


                                 USE OF PROCEEDS

     All of the net proceeds from the sale of the common stock of Boston Scientific covered by this prospectus will go to the stockholders who offer and sell their shares. Accordingly, we will not receive any of the proceeds from the sales of the common stock.

                              SELLING STOCKHOLDERS

     All of the selling stockholders listed below received the shares being offered hereby through our acquisition of Quanam Medical Corporation ("Quanam"). Under an agreement and plan of merger dated as of December 22, 2000, as amended, we agreed to use our commercially reasonable efforts to register the common stock of Boston Scientific issued to the selling stockholders and to keep the registration statement effective until the shares offered hereby first become available for resale pursuant to Rule 144 under the Securities Act or until all of the registered shares have been sold, whichever comes first. Our registration of the common stock held by the selling stockholders does not necessarily mean that the selling stockholders will sell all or any of their shares.

     None of our directors or executive officers are selling shares in this offering. This prospectus covers the offer and sale by each selling stockholder of their common stock. Set forth below are (i) the names of each selling stockholder, (ii) the number of shares of common stock they beneficially owned as of May 31, 2001, (iii) the number of shares that may be offered and sold by them or on their behalf and (iv) the amount of common stock to be owned by them upon the completion of the offering if all shares offered are sold. Robert Eury, Michael Froix, Simon Stertzer, Allan May and Daniel J. Sullivan were directors of Quanam prior to its acquisition by Boston Scientific. Dr. Froix and Mr. Eury are current officers of Quanam and Lyndall Erb is a former officer of Quanam. In addition, some of the selling stockholders listed below are current or former employees or consultants of Quanam. The information contained in the table below has been provided by the selling stockholders.

                                Shares Beneficially Owned                 Shares Beneficially
                                    Prior to Offering        Shares       Owned After Offering
                                    ------------------        Being        ------------------
Selling Stockholder                 Number     Percent       Offered       Number     Percent
-------------------                 ------     -------       -------       ------     -------
Angelica Alvarado .................. 3,836        *            3,836          -          -

James M. Anderson...................   513        *              513          -          -

Julio Cesar Argentieri.............. 1,150        *            1,150          -          -

Badger Investments LC............... 2,301        *            2,301          -          -

Charles V. Baltic...................   342        *              342          -          -

Baraterre Limited, Sole Director
for and on behalf of Pioneer
Investment
Holding Ltd.
c/o Morgan Trust Company of the
Bahamas Ltd.
P.O. Box N 4899
Nassau, Bahamas..................... 5,480        *            5,480          -          -

Baraterre Limited, Sole Director
for and on behalf of Pine Creek
Enterprises Inc.
c/o Morgan Trust Company of the
Bahamas Ltd.
P.O. Box N 4899
Nassau, Bahamas..................... 5,480        *            5,480          -          -
__________________________
* less than 1%

                                Shares Beneficially Owned                 Shares Beneficially
                                    Prior to Offering        Shares       Owned After Offering
                                    ------------------        Being        ------------------
Selling Stockholder                 Number     Percent       Offered       Number     Percent
-------------------                 ------     -------       -------       ------     -------
Bear Stearns Custodian for Dr.
Richard Heuser ..................... 6,120        *            1,370        4,750        *

Bemay Investment Limited............ 2,740        *            2,740          -          -

Peter J. Bye........................   342        *              342          -          -

Susan J. Cameron....................    15        *               15          -          -

Paul Cherkas and Elaine Cherkas..... 4,749        *            2,749        2,000        *

Clinton Eastwood, Jr., trustee of
the 1988 Clint Eastwood Trust.......10,961        *           10,961          -          -

Arthur Cohen........................ 8,221        *            8,221          -          -

Comercial San Antonio S.A........... 2,740        *            2,740          -          -

Richard S. Cook..................... 1,096        *            1,096          -          -

Beren Correa........................   670        *              670          -          -

Cray Consulting Corp................27,404        *           27,404          -          -

Howard Derman, M.D..................   685        *              685          -          -

L.J. Diettrich...................... 1,324        *            1,324          -          -

Linh Dinh...........................   548        *              548          -          -

Matthew Dodds....................... 2,055        *            2,055          -          -

Dorros Family Partners Ltd.......... 2,192        *            2,192          -          -

Victor Dzau.........................32,885        *           32,885          -          -

Lyndall Erb......................... 1,719        *            1,347          372        *
__________________________
* less than 1%

                                Shares Beneficially Owned                 Shares Beneficially
                                    Prior to Offering        Shares       Owned After Offering
                                    ------------------        Being        ------------------
Selling Stockholder                 Number     Percent       Offered       Number     Percent
-------------------                 ------     -------       -------       ------     -------
Romano E. Erive ....................    13        *               13          -          -

Robert Eury.........................25,212        *           25,212          -          -

Excess Investment Inc............... 6,288        *            3,288        3,000        *

Peter Fitzgerald.................... 1,096        *            1,096          -          -

Forestal San Jose S.A............... 2,740        *            2,740          -          -

Aaron Bradley Freed.................   685        *              685          -          -

Jennifer Freed......................   685        *              685          -          -

Joshua Daniel Freed.................   685        *              685          -          -

Michael Froix, Ph.D. ..............266,371        *          266,371          -          -

Gerald and Myra S. Dorros
Irrevocable Trust dated 12/04/95....32,583        *           32,583          -          -

Cananico Giovanni................... 4,110        *            4,110          -          -

Bert Green..........................12,230        *            5,480        6,750        *

Arthur Jay Grossman................. 1,870        *            1,370          500        *

Eberhard Grube .....................25,639        *           19,639        6,000        *

Aryanto Hadi........................ 1,096        *            1,096          -          -

Debbi Harman........................   393        *              393          -          -

Ian G. Hodge, Jr.................... 1,370        *            1,370          -          -

J.P. Morgan Trust Company of
Delaware, trustee of the Stertzer
Irrevocable Trust................... 2,192        *            2,192          -          -
__________________________
* less than 1%

                                Shares Beneficially Owned                 Shares Beneficially
                                    Prior to Offering        Shares       Owned After Offering
                                    ------------------        Being        ------------------
Selling Stockholder                 Number     Percent       Offered       Number     Percent
-------------------                 ------     -------       -------       ------     -------
JMS Co., Ltd .......................27,404        *           27,404          -          -

Simon John and Gurvinder Evans......   822        *              822          -          -

Chin Lean Keat...................... 4,110        *            4,110          -          -

Jennifer A. Leigh................... 1,370        *            1,370          -          -

Leland Philip & Co. Ltd............. 1,370        *            1,370          -          -

Tan Gek Leng........................   548        *              548          -          -

Ming Lung Liu.......................   685        *              685          -          -

Ming Tsung Liu......................   685        *              685          -          -

Rosalba Lopez.......................    15        *               15          -          -

Dr. Joseph Maouad...................17,538        *           17,538          -          -

Imelda Marina Masagung.............. 2,740        *            2,740          -          -

Allan May...........................17,724        *           17,724          -          -

Malcolm McDonald....................   685        *              685          -          -

Jorge Antonio Miano.................   959        *              959          -          -

Sara Michelmore.....................   342        *              342          -          -

Richard A. Miller................... 1,370        *            1,370          -          -

Virginia Monterrey..................     6        *                6          -          -

Jorge Abrahau Mrad..................   959        *              959          -          -

Michael G. Mullen................... 2,055        *            2,055          -          -
__________________________
* less than 1%

                                Shares Beneficially Owned                 Shares Beneficially
                                    Prior to Offering        Shares       Owned After Offering
                                    ------------------        Being        ------------------
Selling Stockholder                 Number     Percent       Offered       Number     Percent
-------------------                 ------     -------       -------       ------     -------
C. Brian Murphy .................... 1,096        *            1,096          -          -

Michael Neuberger...................   685        *              685          -          -

Mildred Ong......................... 1,370        *            1,370          -          -

Stelios Papadopoulos................ 1,372        *            1,370            2        *

Leo Phelps..........................   472        *              472          -          -

Pine Creek Enterprises Inc..........10,961        *           10,961          -          -

Pioneer Investments Holdings
Limited............................. 5,480        *            5,480          -          -

Paul J. Poletti, Co-Trustee for the
1995 Poletti Living Trust........... 1,096        *            1,096          -          -

Paul J. Poletti and Susan B. Poletti 1,644        *            1,644          -          -

Susan B. Poletti.................... 1,370        *            1,370          -          -

Eugene Pomertantseva................   548        *              548          -          -

Irina Pomertantseva................. 2,009        *            2,009          -          -

ProMed Partners, L.P................13,702        *           13,702          -          -

Puma Holdings Limited...............82,213        *           82,213          -          -

Lawrence P. Ramirez................. 9,098        *            9,098          -          -

Peter N. Reikes..................... 1,370        *            1,370          -          -

Martha Reitman......................   548        *              548          -          -

Richard L. Poletti, Trustee under
Declaration of Trust dated
03/11/96............................ 1,096        *            1,096          -          -
__________________________
* less than 1%

                                Shares Beneficially Owned                 Shares Beneficially
                                    Prior to Offering        Shares       Owned After Offering
                                    ------------------        Being        ------------------
Selling Stockholder                 Number     Percent       Offered       Number     Percent
-------------------                 ------     -------       -------       ------     -------
Alan M. Sebulsky ................... 1,370        *            1,370          -          -

Niu Yi Sheng........................ 1,370        *            1,370          -          -

Pier Paolo Simoncelli...............   548        *              548          -          -

Peter Sondakh.......................27,404        *           27,404          -          -

Stertzer Family Trust............... 6,577        *            6,577          -          -

Simon Stertzer.....................116,914        *          116,914          -          -

Daniel J. Sullivan .................10,128        *           10,128          -          -

Shun-Chang Sun......................   822        *              822          -          -

Sudha Thakur........................   520        *              520          -          -

Trebon & Mayhew Profit Sharing
Plan for the benefit of Lawrence
A. Trebon ..........................   548        *              548          -          -

Hanafi B. Trishnohadi............... 2,740        *            2,740          -          -

Franz N. Tudor...................... 5,480        *            5,480          -          -

Jo Ann Tull......................... 2,192        *            2,192          -          -

Nicholas and Elizabeth Unkovic
as joint tenants with right of
survivorship .......................   548        *              548          -          -

Olga Valenzuela..................... 1,199        *            1,199          -          -

Vichon Nevelle S.A..................16,990        *           16,990          -          -

Vista Pacific Limited............... 1,370        *            1,370          -          -

Lindy Vu............................24,609        *           24,609          -          -
__________________________
* less than 1%

                                Shares Beneficially Owned                 Shares Beneficially
                                    Prior to Offering        Shares       Owned After Offering
                                    ------------------        Being        ------------------
Selling Stockholder                 Number     Percent       Offered       Number     Percent
-------------------                 ------     -------       -------       ------     -------
Lindy Vu, as Trustee of the Lindy
Vu 1999 Revocable Living Trust .....32,885        *           32,885          -          -

John R. Watson and Lois M.
Watson.............................. 1,370        *            1,370          -          -

Scott Wilken........................   685        *              685          -          -

Windrock Enterprises, LLC........... 8,221        *            8,221          -          -

__________________________
* less than 1%

                              PLAN OF DISTRIBUTION

     We are registering shares of our common stock on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares received from a named selling stockholder after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay for all selling discounts and commissions, if any. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):
     o    on the New York Stock Exchange,
     o    in the over-the-counter market,
     o    in privately negotiated transactions,
     o    a combination of such methods of sale.

     The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling stockholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

     The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.

     We are not aware of whether the selling stockholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor are we aware of whether there is a coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.
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


                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus will be passed upon Shearman & Sterling, New York, New York.



                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and financial statement schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.






































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